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                                 EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 1998, relating to the combined financial statements of K.J. Transportation, Inc. and Affiliates, which appears in the Current Report on Form 8-K/A of Transit Group, Inc. dated August 31, 1998.

/s/ Davie Kaplan Chapman & Braverman, P.C.
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Davie Kaplan Chapman & Braverman, P.C.
Rochester, New York
December 9, 1998